                                                                  EXHIBIT 10.16

                      COMPLETE RESTATEMENT AND AMENDMENT
                                      OF
                          AVERY DENNISON CORPORATION
                         EXECUTIVE VARIABLE DEFERRED
                               COMPENSATION PLAN
================================================================================





                             December 23, 1994

                                                            TABLE OF CONTENTS
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
                                                                         PAGE
                                                                         ----

ARTICLE 1:  PURPOSE                                                         1

ARTICLE 2:  DEFINITIONS AND CERTAIN PROVISIONS                              1

ARTICLE 3:  ADMINISTRATION OF THE PLAN                                      7

ARTICLE 4:  PARTICIPATION                                                   7

            4.1  ELECTION TO PARTICIPATE
            4.2  EMPLOYER AUGMENTATION CONTRIBUTION
            4.3  DEFERRAL ACCOUNTS
            4.4  VALUATION OF ACCOUNTS
            4.5  STATEMENT OF ACCOUNTS

ARTICLE 5:  BENEFITS                                                       12

            5.1    RETIREMENT BENEFIT
            5.2    EARLY PAYMENT BENEFIT
            5.3    DISABILITY
            5.4    TERMINATION BENEFIT
            5.5    SURVIVOR BENEFITS
            5.6    EMERGENCY BENEFIT
            5.7    SMALL BENEFIT
            5.8    WITHHOLDING; UNEMPLOYMENT TAXES
            5.9    DISCOUNTED CASH OUT ELECTION

ARTICLE 6:   BENEFICIARY ELECTION                                          21

ARTICLE 7:   AMENDMENT OR TERMINATION OF PLAN                              22


ARTICLE 8:   MISCELLANEOUS                                                 23

             8.1    UNSECURED GENERAL CREDITOR
             8.2    OBLIGATIONS TO EMPLOYER
             8.3    NONASSIGNABILITY
             8.4    EMPLOYMENT NOT GUARANTEED
             8.5    PROTECTIVE PROVISIONS
             8.6    GENDER, SINGULAR & PLURAL
             8.7    CAPTIONS
             8.8    VALIDITY
             8.9    NOTICE
             8.10   APPLICABLE LAW

                     COMPLETE RESTATEMENT AND AMENDMENT OF
                          AVERY DENNISON CORPORATION
                 EXECUTIVE VARIABLE DEFERRED COMPENSATION PLAN
===============================================================================


                                   ARTICLE I
                                    PURPOSE

          The purpose of this Executive Variable Deferred Compensation Plan (the "Plan") is to provide a means whereby Avery Dennison Corporation, a Delaware corporation (the "Company"), may afford financial security to a select group of key management employees of the Company and its subsidiaries who have rendered and continue to render valuable services to the Company or its subsidiaries which constitute an important contribution towards the Company's continued growth and success, by providing for additional future compensation so that these employees may be retained and their productive efforts encouraged.

                                   ARTICLE 2
                      DEFINITIONS AND CERTAIN PROVISIONS

          Annual Base Salary. "Annual Base Salary" means with respect to a
          ------------------
Participant for any Plan Year such Participant's fixed, basic, straight time, and regularly recurring wages and salary, any payments for overtime hours, vacation pay, compensation paid in lieu of vacation, and holiday pay; but
                                                                    -
excluding all Bonus, long-term incentive cash awards, other discretionary bonuses, severance allowances, forms of incentive compensation, Savings Plan or
       -
other qualified plan contributions made by the Company, Retirement Plan or other qualified plan benefits, retainers, insurance premiums or benefits, reimbursements, and all other payments.

          Authorization Form. "Authorization Form" means the authorization form
          ------------------
which an Eligible Employee files with the Company to participate in a Benefit Unit under the Plan.

          Beneficiary. "Beneficiary" means the person or persons designated
          -----------
as such in accordance with Article 6.

          Benefit Deferral Period. "Benefit Deferral Period" means that period
          -----------------------
of one (1) to five (5) Plan Years as determined pursuant to Article 4 over which a Participant defers all or a portion of such Participant's Direct Cash Compensation with respect to a Benefit Unit.

          Benefit Unit. "Benefit Unit" means a unit enrolled in by a Participant
          ------------
pursuant to Article 4 providing the benefits described in Article 5. Each Benefit Unit will be covered by a separate Authorization Form.

          Bonus. "Bonus" means with respect to a Participant for any Plan Year
          -----
the bonus paid to the Participant in such Plan Year under the Bonus Plan on account of services rendered to the Company during the immediately preceding Plan Year.

          Bonus Plan. "Bonus Plan" means all annual bonus plans sponsored by
          ----------
the Company from time to time.

          Committee. "Committee" means the deferred compensation plan committee
          ---------
appointed to administer the Plan pursuant to Article 3.

          Cumulative Deferral Amount. "Cumulative Deferral Amount" means with
          --------------------------
respect to each Benefit Unit the total cumulative amount by which a Participant's Direct Cash Compensation will be reduced over the Benefit Deferral Period.

          Declared Rate. "Declared Rate" means the following rates of interest
          -------------
for Deferral Options A and B, respectively:

          Option A. "Declared Rate" means with respect to any Plan Year the one
          --------
hundred twenty (120) month rolling average rate of ten-year United States Treasury Notes. The one hundred twenty (120) month rolling average rate will be determined by an outside source selected by the Committee once for each Plan Year. This rate will be determined for each Plan Year as of the end of the month of September of the preceding Plan Year and will be the average of the rates in effect at the end of each month (as so indicated in "Yield & Yield Spreads-U.S. Government Securities by Maturity" published by Salomon Brothers) for the one hundred twenty (120) months ending with that September.

          Option B. "Declared Rate" means with respect to any quarter of a Plan
          --------
Year a rate of return (positive or negative) that is based on the actual performance of a specific Pruco Variable Life Insurance Contract investment fund. At the end of each quarter of a Plan Year, Prudential Life Insurance Company will report to the Company the actual gross performance of each investment fund. The rate of return determined based on such gross performance for an investment fund, less an administrative charge of .3%, will be the Declared Rate for the investment fund for the quarter. At the discretion of the Committee, the Declared Rate may be determined on a monthly basis.

          The Declared Rate choices for Option B are:

          Declared Rate 1. This rate is based on the performance of the
          ---------------
     Money Market Fund.

          Declared Rate 2. This rate is based on the performance of the
          ---------------
     Common Stock Fund.

          Declared Rate 3. This rate is based on the performance of the
          ---------------
     Conservatively Managed Fund.

     Declared Rate 4. This rate is based on the performance of the Aggressively
     ---------------
Managed Fund.

     Deferrals will not necessarily be invested by the Company in the foregoing investment funds, even though the actual performance of the investment fund will be used to measure the Declared Rate.

          Deferral Account. "Deferral Account" means the account maintained on
          ----------------
the books of account of the Company for each Benefit Unit pursuant to Section
4.3.

          Deferral Option. "Deferral Option" means the two deferral options
          ---------------
which are available under the Plan, Option A and Option B, as described in Articles 4 and 5.

          Direct Cash Compensation. "Direct Cash Compensation" means for any
          ------------------------
date within a Plan Year the sum of (a) the Participant's Annual Base Salary as of the first day of the Plan Year plus (b) the Participant's Bonus paid in such Plan Year, but before reduction pursuant to this Plan.

          Disability. "Disability" means any inability on the part of an
          ----------
Employee, commencing before age 64 1/2, as determined by the Committee, in its complete and sole discretion, to perform the substantial and material duties of his or her job due to injury or sickness lasting for more than one hundred eighty (180) consecutive days. Disability for purposes of this Plan shall be deemed to commence as of the first day following the end of such one hundred eighty (180) day period. If an Employee makes application for disability benefits under the Social Security Act, as now in effect or as hereafter amended, and qualifies for such benefits, the Employee shall be presumed to suffer from a Disability under this Plan. The Committee may require the Employee to submit to an examination by a physician or medical clinic selected by the Committee. On the basis of such medical evidence and in the absence of qualification for disability benefits under the Social Security Act, the determination of the Committee as to whether or not a condition of Disability exists shall be conclusive. To constitute Disability, the same must commence after the Employee has become a Participant in the Plan.

          Discounted Cash Out Election. "Discounted Cash Out Election" means the
          ----------------------------
written election by a Participant or Beneficiary in a form acceptable to the Committee to receive all or part of the Participant's Deferral Account pursuant to the terms and conditions of Section 5.9.

          Early Payment Benefit.  "Early Payment Benefit" means benefits payable
          ----------------------
to a Participant pursuant to the provisions of Section 5.2.

          Early Retirement. "Early Retirement" means with respect to any Benefit
          ----------------
Unit the termination of a Participant's employment with Employer for reasons other than death (a) between ages 55 and 65, and (b) after fifteen (15) years of employment with an Employer and (c) after completing deferrals of one hundred percent (100%) of the Cumulative Deferral Amount for such Benefit Unit, excluding deferrals under Option B which are elected as a percentage of Bonus.

          Eligible Employee. "Eligible Employee" means an Employee who is
          -----------------
eligible to participate in Option A or Option B as provided in Section 4.1.

          Emergency Benefit.  "Emergency Benefit" means the benefit that is
          -----------------
payable pursuant to Section 5.6 of the Plan.

          Employee. "Employee" means any person employed by the Employer on a
          --------
regular full-time salaried basis, including officers of the Employer.

          Employer. "Employer" means the Company and any of its wholly-owned
          --------
subsidiaries.

          Employer Augmentation Contribution. "Employer Augmentation
          ----------------------------------
Contribution" means the contribution made by the Employer pursuant to Section
4.2 of the Plan.

          Normal Retirement. "Normal Retirement" means with respect to any
          -----------------
Benefit Unit the termination of a Participant's employment with Employer for reasons other than death (a) on or after the Participant attains age 65 and (b) after completing deferrals of one hundred percent (100%) of the Cumulative Deferral Amount for such Benefit Unit, excluding deferrals under Option B which are elected as a percentage of Bonus.

          Participant. "Participant" means an Eligible Employee who has filed a
          -----------
completed and executed Authorization Form with the Committee and is participating in the Plan in accordance with the provisions of Article 4.

          Plan Year. "Plan Year" means the fiscal year beginning December 1 and
          ---------
ending November 30.

          Rabbi Trust. "Rabbi Trust" means the trust described in Section 8.1.
          -----------

          Retirement Plan. "Retirement Plan" means the Retirement Plan for the
          ---------------
Employees of Avery Dennison Corporation, as amended from time to time.

          Savings Plan. "Savings Plan" means the Avery Dennison Corporation
          ------------
Employee Savings Plan, as amended from time to time.

          Service. "Service" means the period of time during which an employment
          -------
relationship exists between an Employee and Employer.

          Survivor Benefit.  "Survivor Benefit" means those Plan benefits that
          ----------------
become payable upon the death of a Participant pursuant to the provisions of
Section 5.5.

          Termination Benefit.  "Termination Benefit" means the lump sum amount
          -------------------
payable to a Participant who ceases to be an Employee pursuant to the provisions of Section 5.4.

                                   ARTICLE 3
                          ADMINISTRATION OF THE PLAN

          A deferred compensation plan committee consisting of three or more members shall be appointed by the Company's Chairman and Chief Executive Officer to administer the Plan and establish, adopt, or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan and to interpret the provisions of the Plan, with any such interpretations to be conclusive. All decisions of the Committee shall be by vote of at least a majority of its members and shall be final and binding. Members of the Committee shall be eligible to participate in the Plan while serving as members of the Committee, but a member of the Committee shall not vote or act upon any matter which relates solely to such member's interest in the Plan as a Participant.

                                   ARTICLE 4
                                 PARTICIPATION

          4.1  Election to Participate. Any Eligible Employee may enroll in a
               -----------------------
Benefit Unit under the Plan effective as of the first day of a Plan Year by filing a completed and fully executed Authorization Form with the Committee prior to the beginning of such Plan Year. Pursuant to said Authorization Form, the Eligible Employee shall irrevocably elect a Cumulative Deferral Amount by which the aggregate Direct Cash Compensation of such Participant will be reduced over the Benefit Deferral Period.

               (a) Option A. In order to participate in Option A, an Employee
                   --------
     must be at Salary Grade 12 or above. Under Option A, an Eligible Employee must elect a specific dollar amount of Direct Cash Compensation to be deferred each Plan Year for four years. An Eligible

     Employee may specify in his Authorization Form the dollar amount of Annual Base Salary and Bonus to be deferred toward satisfaction of his annual deferral commitment. If the dollar amount of Bonus specified is not equal to his actual Bonus payment in any Plan Year, the shortfall will be deducted from his Annual Base Salary. The first Bonus payment that an Eligible Employee may defer will be the Bonus he will earn in fiscal year 1988 which is payable in fiscal year 1989. The minimum annual deferral under Option A is $2,000, and the maximum annual deferral under Option A is $20,000.

               (b) Option B. In order to participate in Option B, an Employee
                   --------
     must participate either in Option A at the minimum deferral level ($2,000 per year for each of four years) or in the Avery Dennison Executive Deferred Compensation Plan. Under Option B, an Eligible Employee may elect to defer (i) a specific dollar amount from his Annual Base Salary, and/or
     (ii) a percentage of his Bonus (up to 100%) to be deferred each Plan Year for one to five years. The first Bonus payment that an Eligible Employee may defer will be the Bonus he will earn in fiscal year 1988 which is payable in fiscal year 1989. The minimum annual deferral under Option B is $5,000, and Option B is not subject to a maximum annual deferral.

               (c) Accelerated Reduction. Prior to the beginning of any Plan
                   ---------------------
     Year in any Benefit Deferral Period as to which there are two or more Plan Years remaining, a Participant may elect in a written notice filed with the Committee to increase the amount of the reduction of Direct Cash Compensation otherwise provided for any of the Plan Years remaining in such Benefit Deferral Period; provided, however, that any such increase in the reduction of Direct Cash Compensation for any remaining Plan Years in the Benefit Deferral Period shall not increase the Cumulative Deferral Amount for the Benefit Deferral Period, but shall act to shorten the length of the Benefit Deferral Period, unless the Participant elects in such written notice to apply the increased reduction in Direct Cash Compensation for any Plan Year as a credit against the reductions in Direct Cash Compensation that otherwise would have resulted in subsequent Plan Years in the Benefit Deferral Period. In the event a Participant elects to increase the previously elected reduction of Direct Cash Compensation pursuant to this Section 4.1(c), the Participant, in his sole discretion, shall determine the allocation of any such increase as between said Participant's Annual Base Salary and Bonus paid during the year of such increase.

               (d) Maximum Reduction in Direct Cash Compensation. A Participant
                   ---------------------------------------------
     may not elect a Cumulative Deferral Amount or an increase in reduction of Direct Cash Compensation pursuant to Section 4.1(c), or any combination of
                              --------------------------
     the two, that would cause the aggregate total reduction in Direct Cash Compensation in any Plan Year with respect to all Benefit Units to exceed one hundred percent (100%) of the excess of (i) the Direct Cash Compensation otherwise payable during such Plan Year, over (ii) the sum of amounts required by federal, state or local law to be withheld by the Employer from such Direct Cash Compensation. In the event that a Participant elects a Cumulative Deferral Amount or increase in reduction of Direct Cash Compensation in an amount in excess of the amount allowable pursuant to the previous sentence, the election shall be valid except that the Cumulative Deferral Amount or increase in reduction of Direct Cash Compensation so elected shall automatically be reduced to comply with such limitation, whichever is most appropriate in the sole discretion of the Committee.

               (e) Enrollment in Benefit Unit. For purposes of the Plan, a
                   --------------------------
     Benefit Unit shall be deemed to be a Benefit Unit in which a Participant is enrolled only as of and after the first day of the Benefit Deferral Period with respect to such Benefit Unit.

          4.2  Employer Augmentation Contribution. For each Plan Year in a
               ----------------------------------
Benefit Deferral Period, the Employer shall contribute to the Deferral Accounts of a Participant an aggregate amount equal to three percent (3%) of the Participant's annual deferrals under this Plan for the Plan Year (the

"Employer Augmentation Contribution"). The Employer Augmentation Contribution shall be credited to the Deferral Accounts of a Participant, at a rate equal to three percent (3%) of the Participant's deferrals, at the same time as the Participant's deferrals are credited to his Deferral Accounts. The Employer Augmentation Contribution is intended to compensate for the loss of any future benefits from the Retirement Plan and the Savings Plan which result from the reduction in the Participant's Direct Cash Compensation pursuant to this Plan.

          4.3  Deferral Accounts. The Committee shall establish and maintain a
               -----------------
separate Deferral Account for each of a Participant's Benefit Units. The amount by which a Participant's Direct Cash Compensation is reduced pursuant to Section
4.1 with respect to each Benefit Unit shall be credited by the Employer to the Participant's Deferral Account for such Benefit Unit no later than the first day of the month following the month in which such Direct Cash Compensation would otherwise have been paid. The amount of Employer Augmentation Contribution provided for by Section 4.2 with respect to each Benefit Unit shall be credited to the Deferral Account for such Benefit Unit in accordance with Section 4.2. The Deferral Account for a Benefit Unit shall be debited by the amount of any payments made by the Employer to the Participant or the Beneficiary with respect to such Benefit Unit pursuant to this Plan.

               (a) Interest on Deferral Accounts. Various types of returns will
                   -----------------------------
     be credited on Deferral Accounts prior to commencement of payment of benefits depending on the Deferral Option which a Participant chooses, as described below.

                   (i) Option A. Under Option A, the Declared Rate for Option A
                       --------
          established by Article 2 shall be credited monthly to Deferral Accounts at one-twelfth (1/12) of the Declared Rate, and all such interest shall be compounded to the Deferral Account annually.

                    (ii) Option B. Under Option B, a Participant may elect (a)
                         --------
          one of four Declared Rates (as defined in Article 2) to be credited on 100% of his Deferral Account balance; (b) two of the four Declared Rates (as defined in Article 2) with each to be credited on 50% of his Deferral Account balance; (c) three of the four Declared Rates (as defined in Article 2) to be credited with 50% on one Deferral Account balance and 25% on each of two other accounts; or (d) four of the four Declared Rates (as defined in Article 2) with each to be credited on 25% of his Deferral Account balance. The Participant's Deferral Accounts will be credited with a rate of return (positive or negative) based on the Declared Rate(s) which he elects. The rate of return (positive or negative) will be credited monthly to Deferral Accounts at one-third of the quarterly Declared Rate(s). Notwithstanding the foregoing provision or any other provision of this Plan, the Committee, in its sole discretion, may credit a Participant's Deferral Accounts based on monthly Declared Rate(s) or may use monthly Declared Rate(s) for the months subsequent to the end of the preceding quarter whenever a lump sum payment will be made to the Participant or the Beneficiary.

          A Participant may change his Declared Rate(s) election under Option B twice a year effective as of the following June 1 and December 1 of each year by filing a written notice with the Committee at least 30 days in advance. Under Option B, Deferral Accounts are subject to greater investment risk because the actual performance of the investment fund that is chosen to measure the Declared Rate may be either positive or negative and either more or less than the Option A Declared Rate. Deferral Account balances will not necessarily be invested in these investment funds by the Company, even though the actual performance of the investment fund that is chosen to measure the Declared Rate will determine the rate of return (positive or negative) on the Participant's Deferral Account.

          4.4  Valuation of Accounts. The value of a Deferral Account as of any
               ---------------------
date shall equal the amounts theretofore credited to such account, plus the interest deemed to be earned on such account in accordance with Section 4.3 through the day preceding such date, less the amounts theretofore debited to such account.

          4.5  Statement of Accounts. The Committee shall submit to each
               ---------------------
Participant, within one hundred twenty (120) days after the close of each Plan Year, a statement in such form as the Committee deems desirable setting forth the balance standing to the credit of each Participant in each of his Deferral Accounts Each statement of account shall show the Participant's deferrals, the Employer Augmentation Contributions, and the interest credited to the Participant's Deferral Account.

                                   ARTICLE 5
                                   BENEFITS

          5.1  Retirement Benefit. A Participant is eligible for a Retirement
               ------------------
Benefit under this Plan with respect to a Benefit Unit when he has satisfied all of the requirements for Normal Retirement or Early Retirement (as defined in Article 2) with respect to the Benefit Unit. The Retirement Benefit for a Benefit Unit will be based on the total value of the Deferral Account for the Benefit Unit. In addition to the interest credited under Section 4.3(a)(i), Deferral Accounts under Option A will be credited with additional interest equal to 25% of the Declared Rate for each Plan Year prior to commencement of payment of the Retirement Benefit.

               The Retirement Benefit will be paid beginning on the date and in the manner which the Participant elects when he enrolls in a Benefit Unit. This election may not be changed at any time by the Participant. A Participant may elect to receive his Retirement Benefit at retirement or on a specified date in either a lump sum or installments over a specified number of years (not to exceed 20 years) or a combination of a lump sum payment and installment payments. All installment payments will be calculated on an annual basis but paid in such intervals as may be determined by the Committee, provided that such intervals shall not be less frequent than quarterly.

               Under Option A, if a Participant elects to receive his Retirement Benefit in installment payments, interest will continue to be credited on the unpaid Deferral Account balance at a rate equal to 125% of the average of the Declared Rates for the five Plan Years prior to payment of the initial installment of the Retirement Benefit.

               Under Option B, if a Participant elects to receive his Retirement Benefit in installment payments, the payments will be made in such intervals as my be determined by the Committee, provided that such intervals shall not be less frequent than quarterly, based on the Deferral Account balance at the beginning of the payment period. The payments will be redetermined annually by dividing the Participant's current Deferral Account balance at the beginning of the year by the number of remaining years in the payment period based on the Participant's retirement payment election. The rate of return (positive or negative) during any payment year will be credited during the year on the unpaid Deferral Account balance at the applicable Declared Rate(s). A Participant may continue to change his Declared Rate(s) election twice a year, effective as of the following June 1 or December 1 of each year by filing a written notice with the Company at least 30 days in advance, as long as he has a remaining Deferral Account balance.

          5.2  Early Payment Benefit.  A Participant may elect when he enrolls
               ---------------------
in a Benefit Unit to receive an Early Payment Benefit with respect to the Benefit Unit beginning at any time after the end of his seventh year of participation in the Benefit Unit. The Participant may elect to receive all or any percentage of his Deferral Account balance as an Early Payment Benefit in either a lump sum payment or in annual payments over a specified number of years (not to exceed 20 years). If a Participant elects to receive his entire Deferral Account balance as an Early Payment Benefit, he will no longer be eligible for other benefits under this Plan after he has received his final installment of his Early Payment Benefit. If a Participant elects to receive only a portion of his Deferral Account balance as an Early Payment Benefit, the remaining Deferral Account balance will continue to earn interest at the Declared Rate(s).

          5.3  Disability. If a Participant suffers a Disability, Participant
               ----------
deferrals and Employer contributions that otherwise would have been credited to the Participant's Deferral Accounts will cease during such Disability. The Participant's Deferral Accounts will continue to earn interest at the Declared Rate(s) which he has chosen. The Participant's Deferral Account balances will be distributed as a Retirement Benefit, Early Payment Benefit, Termination Benefit or Survivor Benefit, whichever is applicable, beginning on the date and in the form which the Participant elected in his Authorization Form. In the sole discretion of the Committee, the Employer may commence payments on an earlier date. For the sole purpose of determining eligibility to receive Retirement Benefits, deferrals which a Participant failed to make during a period of Disability will be disregarded in determining whether the Participant has completed deferrals of the full Cumulative Deferral Amount for a Benefit Unit. If a Participant recovers from a Disability and returns to employment with the Employer during the Benefit Deferral Period for a Benefit Unit, the Participant shall resume making deferrals for the remaining years of the Benefit Deferral Period, but the Benefit Deferral Period shall not be extended on account of the Disability.

          5.4  Termination Benefit.
               -------------------

               (a) Certain Terminations of Employment. With respect to any
                   ----------------------------------
     Benefit Unit, if a Participant (i) ceases to be an Employee for any reason other than death, Disability or Normal or Early Retirement, or (ii) fails to return to the status of an Employee within sixty (60) days following recovery from a Disability prior to Normal or Early Retirement, the Employer shall pay to the Participant in one lump sum an amount (the "Termination Benefit" ) equal to the value of the Deferral Account for such Benefit Unit. In computing the Termination Benefit, the value of the Deferral Account will be based on interest at the applicable Declared

     Rate, not including the value of the additional interest referred to in
     Section 5.1. The Participant shall be entitled to no further benefits under this Plan for such Benefit Units.

               (b) Termination of a Benefit Unit. With the written consent of
                   -----------------------------
     the Committee, a Participant may terminate enrollment in a Benefit Unit by filing with the Committee a written request to so terminate the Benefit Unit. Upon termination of enrollment in a Benefit Unit, no further reductions shall be made in the Participant's Direct Cash Compensation pursuant to the Authorization Form with respect to such Benefit Unit, and the Participant shall immediately cease to be eligible for any benefits with respect to such Benefit Unit, other than the Termination Benefit. No other benefit shall be payable to either the Participant or any Beneficiary of such Participant with respect to the terminated Benefit Unit. In its sole discretion, the Committee may pay the Termination Benefit with respect to a terminated Benefit Unit on a date earlier than a Participant's termination of employment with the Employer, with such Termination Benefit to be calculated as if the Participant had terminated employment with the Employer on the date of such payment.

          5.5  Survivor Benefits.
               -----------------

               (a) Pre-Retirement. If a Participant dies and has not yet
                   --------------
     commenced to receive Retirement Benefit payments with respect to a Benefit Unit, a Survivor Benefit will be paid to his Beneficiary in annual installments over five years. The aggregate Survivor Benefit will be equal to the Deferral Account balance for the Benefit Unit. The annual Survivor Benefit payments shall be redetermined each year based upon the value of the Deferral Account at that time, plus the expected interest based on the interest rate that is established by the Company each year for the remaining period of installment payments. Interest will be credited on the unpaid balance in the Deferral Account under Option A and Option B as follows:

                    (i) Option A. A Deferral Account under Option A will be
                        --------
          credited with interest for each Plan Year before and after the Participant's death equal to (A) 125% of the Declared Rate for balances for which the Participant had elected to receive a Retirement Benefit and (B) 100% of the Declared Rate for balances for which the Participant had elected to receive an Early Payment Benefit.

                    (ii) Option B. A Deferral Account under Option B will be
                         --------
          credited with interest equal to the Declared Rate for each Plan Year before the Participant's death. After the Participant's death, interest will be credited at a rate to be determined each year by the Company, but in no event less than 7% per annum.

               (b) Post-Retirement. If a Participant dies after he has commenced
                   ---------------
     to receive a Retirement Benefit with respect to a Benefit Unit, his Beneficiary will be entitled to receive a Survivor Benefit with respect to the Benefit Unit under Option A and Option B as follows:

                    (i) Option A. The Beneficiary will be entitled to receive
                        --------
          the remaining installments of the Retirement Benefit which would have been paid to the Participant with respect to the Benefit Unit if the Participant had survived based upon interest that would have been credited on unpaid amounts if the Participant had survived.

                    (ii) Option B. The Beneficiary will be entitled to receive a
                         --------
          Survivor Benefit equal to the Deferral Account balance for the Benefit Unit, which will be paid in annual installments over five years. After the Participant's death, interest will be credited on the unpaid balance in the Deferral Account at a rate to be determined each year by the Company, but in no event less than 7% per annum.

               (c) Large Survivor Benefit. If the aggregate Deferral Account
                   ----------------------
     balances which are payable to a Beneficiary as a Survivor Benefit for all of the Participant's Benefit Units exceed $500,000, the Survivor Benefit for each Benefit Unit shall be payable to the Beneficiary over the number of years (if more than five years) which the Participant elected for payment of his Retirement Benefit or, if none, his Early Payment Benefit for each such Benefit Unit.

          5.6  Emergency Benefit. In the event that the Committee, upon written
               -----------------
petition of the Participant or Beneficiary, determines, in its sole discretion, that the Participant or Beneficiary has suffered an unforeseeable financial emergency, the Employer shall pay to the Participant or Beneficiary, as soon as practicable following such determination, an amount necessary to meet the emergency not in excess of the Termination Benefit to which the Participant would have been entitled pursuant to Section 5.4 if said Participant had a termination of service on the date of such determination (the "Emergency Benefit"). For purposes of this Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. An unforeseeable financial emergency for purposes of this Plan shall exist for any Participant or Beneficiary who is deemed to be in constructive receipt of income on account of deferred benefits payable under the terms of the Plan, and in such event all deferred benefits giving rise to said constructive receipt of income shall be paid to the Participant or Beneficiary in question. Notwithstanding the foregoing, the final determination by the Internal Revenue Service ("IRS") or court of competent jurisdiction, all time for appeal having lapsed, that the Employer is not the owner of the assets of the Rabbi Trust, with the result that the income of the Rabbi Trust is not treated as income of the Company pursuant to Sections 671 through 679 of the Internal Revenue Code of 1986, as amended ("Code"), or the final determination by (i) the IRS, (ii) a court of competent jurisdiction, all time for appeal having lapsed, or (iii) counsel to the Company that a federal tax is payable by the Participant or Beneficiary with respect to assets of the Rabbi Trust or the Participant's or Beneficiary's Deferral Accounts prior to the distribution of those assets or Deferral Accounts to the Participant or Beneficiary shall in any event constitute an unforeseeable financial emergency entitling such Participant or Beneficiary to an Emergency Benefit provided for in this Section. Cash needs arising from foreseeable events such as the purchase of a home or education expenses for children shall not be considered to be the result of an unforeseeable financial emergency. The amount of benefits otherwise payable under the Plan shall thereafter be adjusted to reflect the reduction of a Deferral Account due to the early payment of the Emergency Benefit.

          5.7  Small Benefit. In the event the Committee determines that the
               -------------
balance of the Participant's Deferral Accounts is less than $50,000 at the time of commencement of payment of his Retirement Benefit or Termination Benefit, or the portion of the balance of the Participant's Deferral Accounts payable to any Beneficiary is less than $50,000 at the time of commencement of payment of a Survivor Benefit to such Beneficiary, the Employer may pay the benefit in the form of a lump sum payment, notwithstanding any provision of this Article 5 to the contrary. Such lump sum payment shall be equal to the balance of the Participant's Deferral Accounts, or portion thereof payable to a Beneficiary.

          5.8  Withholding; Unemployment Taxes. To the extent required by the
               -------------------------------
law in effect at the time payments are made, the Employer shall withhold from payments made hereunder the minimum taxes required to be withheld by the federal or any state or local government.

          5.9  Discounted Cash Out Election
               ----------------------------

             (a) During the course of any Plan Year prior to the date on which a Participant ceases employment with the Company, the Participant may make one election to receive all or part of the Participant's Deferral Account(s) in a single lump-sum payment that shall be paid within fifteen (15) days after the end of the month in which the Participant files a written election to receive a discounted lump sum payment pursuant to this Section 5.9 (a). Interest on the amount elected to be withdrawn from such Deferral Accounts shall cease to accrue at this end of the month in which the Discounted Cash Out Election is made. The requirements for a valid Discounted Cash Out Election and the manner of determining the amount to be paid to a Participant who makes a pre-retirement Discounted Cash Out Election are as follows:

                    (i) The Discounted Cash Out Election must be for an amount of $200,000 or greater, unless a Participant has a Deferral Account for a Benefit Unit worth less than $200,000 at the time of the Discounted Cash Out Election in which case the amount of the Discounted Cash Out Election may be equal to 100% of the Deferral Account for the Benefit Unit in question.

                    (ii) The amount available for the Discounted Cash Out Election shall be determined by establishing the value of the Participant's Deferral Account for the Benefit Unit (including the rate of interest to be credited pursuant to Section 4.3) as if the Participant ceased employment with the Company on the last day of the
                                                 -
          month during which the Participant executes a written Discounted Cash Out Election.
                      -

                    (iii) If a Participant elects to receive his entire Deferral Account for a Benefit Unit via a Discounted Cash Out Election, the Participant's Deferral Account for the Benefit Unit shall be deemed fully distributed to the Participant. The amount, however, actually distributed to the Participant shall be the amount of the Deferral Account for the Benefit Unit less a penalty equal to
                                                        -
          six percent (6%) of the amount otherwise distributable.

                    (iv) If a Participant elects to receive $200,000, or some higher dollar amount of his Deferral Account for a Benefit

          Unit, the amount elected shall be deemed distributed to the Participant. The amount, however, actually distributed to the Participant shall be the selected amount less a penalty equal to six percent (6%) of the elected amount.

               (b) During the course of any Plan Year following a Participant's Early or Normal Retirement date, the Participant or the Beneficiary may make up to two elections to receive all or part of the Participant's Deferral Account(s) in single lump sum payments that shall be paid within fifteen (15) days after the end of the month in which the Participant or Beneficiary files a written election to receive a discounted lump sum payment pursuant to this Section 5.9(b). Interest on the amount elected to be withdrawn from such Deferral Account(s) shall cease to accrue at the end of the month in which the Discounted Cash Out Election is made. The requirements for a valid Discounted Cash Out Election and the manner of determining the amount to be paid to a Participant or Beneficiary who makes a post-retirement Discounted Cash Out Election are as follows:

                    (i) The Discounted Cash Out Election must be for an amount of $200,000 or greater, unless a Participant or Beneficiary has a Deferral Account for a Benefit Unit worth less than $200,000 at the time of the Discounted Cash Out Election in which case the amount of the Discounted Cash Out Election may be equal to 100% of the Deferral Account for the Benefit Unit in question.

                    (ii) If a Participant or Beneficiary elects to receive his entire Deferral Account for a Benefit Unit via a Discounted Cash Out Election, the Participant's or Beneficiary's Deferral Account for the Benefit Unit shall be deemed fully distributed to the Participant or Beneficiary. The amount, however, actually distributed to the electing Participant or Beneficiary shall be the amount of the Deferral Account for the

          Benefit Unit less a penalty equal to six percent (6%) of the amount otherwise distributable.

                    (iii) If a Participant or Beneficiary elects to receive $200,000 or some higher dollar amount of his Deferral Account, the amount elected shall be deemed fully distributed to the Participant or Beneficiary. The amount, however, actually distributed to the Participant or Beneficiary shall be the elected amount less a penalty equal to six percent (6%) of the elected amount.

                    (iv) If a Participant or Beneficiary makes a Discounted Cash Out Election(s) or receives payment(s) of an Emergency Benefit and a portion of a Deferral Account for a Benefit Unit remains unpaid, future monthly benefit payments shall be reduced to reflect the withdrawal of part of the Deferral Account and there shall be no reduction in the previously scheduled number of monthly benefit payments.

                                   ARTICLE 6
                            BENEFICIARY DESIGNATION

          Each Participant shall have the right, at any time, to designate any person or persons as Beneficiary or Beneficiaries to whom payment under this Plan shall be made in the event of Participant's death prior to complete distribution to Participant of the benefits due under the Plan. Each Beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form prescribed by the Committee.

          The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. Any finalized divorce or marriage (other than a common law marriage) of a Participant subsequent to the date of filing of a Beneficiary designation form shall revoke such designation unless in the case of divorce the previous spouse or a trust for said previous spouse was not designated as Beneficiary and unless in the case of marriage the Participant's new spouse or a trust for said new spouse had previously been designated as Beneficiary.

          If a Participant fails to designate a Beneficiary as provided above, or if his Beneficiary designation is revoked by marriage, divorce, or otherwise without execution of a new designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Committee shall direct the distribution of such benefits to the Participant's estate.

                                   ARTICLE 7
                       AMENDMENT OR TERMINATION OF PLAN

          The Chairman and Chief Executive Officer of the Company may amend the Plan; provided, however, that (i) no such amendment shall be effective to decrease the benefits accrued by any Participant or Beneficiary of a deceased Participant (including, but not limited to, the rate of interest credited to the Deferral Accounts) prior to the Plan Year commencing after the date of such amendment; (ii) Section 5.1 may not be amended; (iii) the definition of Declared Rate may not be amended; and (iv) the other substantive provisions of the Plan related to the calculation of benefits or the manner or timing of payments to be made under the Plan shall not be amended so as to prejudice the rights of any Participant or Beneficiary of a deceased Participant.

          Notwithstanding any terms herein to the contrary, the Company may not terminate the Plan. The Company shall not have any obligation to, but may, in its discretion, allow additional deferrals into this Plan.

                                   ARTICLE 8
                                 MISCELLANEOUS

          8.1  Unsecured General Creditor. The Company intends to establish and
               --------------------------
fund the Avery Dennison Corporation Executive Compensation Trust ("Rabbi Trust"). The assets of the Rabbi Trust shall be subject to the claims of the Company's creditors. To the extent any benefits provided under the Plan are actually paid from the Rabbi Trust, the Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Employer. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in an specific property or assets of Employer, nor shall they be beneficiaries of, or have any rights, claims, or interests in any life insurance policies, annuity contracts, or the proceeds therefrom owned or which may be acquired by Employer ("Policies"). Apart from the Rabbi Trust, such Policies or other assets of Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of Employer under this
                                                        -
Plan. Any and all of the Employer's assets and Policies shall be, and remain, the general, unpledged, unrestricted assets of Employer. Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise of Employer to pay money in the future.

          8.2  Obligations To Employer. If a Participant becomes entitled to a
               -----------------------
distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Employer, then the Employer may offset such amount owed to it against the amount of benefits otherwise distributable. Such determination shall be made by the Committee.

          8.3  Nonassignability. Neither a Participant nor any other person
               ----------------
shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable, hereunder, or any part thereof, or interest therein which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

          8.4  Employment Not Guaranteed. Nothing contained in this Plan nor
               -------------------------
any action taken hereunder shall be construed as a contract of employment or as giving any Employee any right to be retained in the employ of the Company.

          8.5  Protective Provisions. Each Participant shall cooperate with the
               ---------------------
Employer by furnishing any and all information requested by the Employer in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Employer may deem necessary and taking such other relevant action as may be requested by the Employer. If a Participant refuses so to cooperate, the Employer shall have no further obligation to the Participant under the Plan, other than payment to such Participant of the cumulative reductions in Direct Cash compensation theretofore made pursuant to this Plan. If a Participant commits suicide during the two (2) year period beginning on the later of (a) the first day on which he participates in the Plan or (b) the first day of the Participant's Benefit Deferral Period for any new Benefit Unit under the Plan, or if the Participant makes any material misstatement of information or nondisclosure of medical history, then no benefits with respect to any affected Benefit Unit will be payable hereunder to such Participant or his Beneficiary, other than payment to such Participant of the cumulative reductions in Direct Cash Compensation theretofore made pursuant to this Plan, provided, that in the Employer's sole discretion, benefits may be payable in an amount reduced to compensate the Employer for any loss, cost, damage or expense suffered or incurred by the Employer as a result in any way of any such action, misstatement or nondisclosure.
-------------------------
          8.6  Gender, Singular & Plural. All pronouns and any variations
               -------------------------
thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

          8.7  Captions. The captions of the articles, sections, and paragraphs
               --------
of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

          8.8  Validity. In the event any provision of this Plan is held
               --------
invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

          8.9  Notice. Any notice or filing required or permitted to be given to
               ------
the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Employer, directed to the attention of the President of the Employer. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

          8.10 Applicable Law. This Plan shall be governed and construed in
               --------------
accordance with the laws of the State of California.